Exhibit 10.26.2

AMENDMENT NO. 1, dated as of May 11, 2011 (this “Amendment”), to the ABL Credit Agreement dated as of July 3, 2007, among U.S. FOODSERVICE, INC., a Delaware corporation (the “Parent Borrower”), and each Subsidiary of the Parent Borrower party thereto from time to time (each a “Borrower,” and together with the Parent Borrower, the “Borrowers”), the several banks and other financial institutions from time to time party thereto (the “Lenders”), CITICORP NORTH AMERICA, INC. (“Citi”), as administrative agent, collateral agent and issuing lender for the Lenders thereunder, DEUTSCHE BANK SECURITIES INC. (“DBSI”), as syndication agent and NATIXIS, as senior managing agent (the “Senior Managing Agent”) (as amended, restated, modified and supplemented from time to time, the “Credit Agreement”); capitalized terms used and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement.

WHEREAS, the Borrowers desire to amend the Credit Agreement on the terms set forth herein;

WHEREAS, subsection 11.1 of the Credit Agreement provides that the Loan Parties and the Administrative Agent and ABL Collateral Agent (with the consent of, and at the direction of, the Required Lenders (or in certain cases, all Lenders directly affected thereby)) may amend the Credit Agreement and the other Loan Documents;

WHEREAS, effective as of the Amendment No. 1 Effective Date (as defined below) each Lender consenting (each a “Consenting Lender”) to the Amendment (which constitute all Lenders) has agreed to the amendment of the Credit Agreement (as so amended, the “Amended Credit Agreement) as set forth in Section 1 hereto.

WHEREAS, Citigroup Global Markets Inc. (together with certain of its affiliates), Deutsche Bank Securities Inc., Morgan Stanley Senior Funding, Inc. (“MSSF”), Goldman Sachs Lending Partners LLC (“Goldman Sachs”), J.P. Morgan Securities LLC (“JPMorgan”), Wells Fargo Capital Finance, LLC (“Wells Fargo”) and Natixis are acting as joint lead arrangers and joint lead bookrunners (the “Arrangers”) for the Amendment and KKR Capital Markets LLC and Bank of Montreal are acting as co-Arrangers (the “Co-Arrangers”) for the Amendment.

WHEREAS, under the Amended Credit Agreement, Citi will act as the sole administrative agent and collateral agent (in such capacities, respectively, the “Administrative Agent,” the “ABL Collateral Agent” and an “Issuing Lender”), DBSI and Wells Fargo will act as co-syndication agents (in such capacity, the “Co-Syndication Agents”), MSSF, Goldman Sachs and JPMorgan will act as co-documentation agents (in such capacity, the “Co-Documentation Agents”) and the Arrangers will act as joint lead arrangers and joint lead bookrunners.

NOW, THEREFORE, in consideration of the premises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

Section 1. Amendment to Credit Agreement. The Credit Agreement is, effective as of the Amendment No. 1 Effective Date (as defined below), hereby amended as follows:

(a) The following definitions are hereby added to subsection 1.1 of the Credit Agreement in proper alphabetical sequence:

“2011 Term Credit Agreement”: that term loan credit agreement dated as of May 11, 2011, among the Parent Borrower, the lenders party thereto and Citi as Administrative Agent and Collateral Agent, as such agreement may be amended, supplemented, waived or otherwise modified from time to time or refunded, refinanced, restructured, replaced, renewed, repaid, increased or extended from time to time (whether in whole or in part, whether with the original administrative agent and lenders or other agents and lenders or otherwise, and whether provided under the original 2011 Term Credit Agreement or other credit agreements or otherwise).

“30-Day Excess Global Availability”: as at any date the sum of (x) the quotient obtained by dividing (a) the amount equal to (1) the sum of each day’s Excess Facility Availability during the thirty (30) consecutive day period immediately preceding any Specified Payment plus (2) the sum of each day’s Specified Suppressed Availability during such period (in each case under this clause (a) calculated on a pro forma basis to include (without duplication) (i) the repayment of any Loans during such thirty (30) consecutive day period with funds equal to all or any portion of proceeds of any Equity Offering, any capital contribution to the Parent Borrower, or any Incurrence of Indebtedness by the Parent Borrower or any of its Restricted Subsidiaries (other than Excluded Junior Capital) and (ii) the borrowing or repayment of any Loans or issuance or cancellation of any Letters of Credit in connection with such Specified Payment) by (b) thirty (30) days plus (y) Specified Unrestricted Cash as at such date.

“Additional Loans”: as defined in subsection 2.6(b).

“Amendment No. 1 Effective Date”: May 11, 2011.

“Existing Commitment”: as defined in subsection 2.7(a).

“Existing Loans”: as defined in subsection 2.7(a).

“Existing Tranche”: as defined in subsection 2.7(a).

“Extended Commitments”: as defined in subsection 2.7(a).

“Extended Loans”: as defined in subsection 2.7(a).

“Extended Maturity Date”: as defined in subsection 2.7(a).

“Extending Lender”: as defined in subsection 2.7(b).

“Extension Amendment”: as defined in subsection 2.7(c).

“Extension Date”: as defined in subsection 2.7(d).

“Extension Election”: as defined in subsection 2.7(b).

“Extension Request”: as defined in subsection 2.7(a).

“FATCA”: the provisions of Sections 1471 through 1474 of the Code as in effect on the date hereof, or any amended or successor provisions that are substantively comparable (and in each case any regulations promulgated thereunder or official interpretations thereof).

“Financial Covenant Liquidity Event”: the determination by the Administrative Agent that Excess Global Availability on three consecutive Business Days is less than $100.0 million; provided that the Administrative Agent has on the first such day that the Excess Global Availability is less than $100.0 million notified the Parent Borrower thereof, and provided further that if after such notice while Excess Global Availability remains below $100.0 million, any Borrower borrows any Loans, or has a Letter of Credit issued for its account, a Financial Covenant Liquidity Event shall begin immediately upon such Extension of Credit notwithstanding that three consecutive Business Days have not elapsed. The occurrence of a Financial Covenant Liquidity Event shall be deemed continuing notwithstanding that Excess Global Availability may thereafter exceed the amount set forth in the preceding sentence unless and until the Excess Global Availability exceeds $100.0 million for 21 consecutive days, in which event a Financial Covenant Liquidity Event shall no longer be deemed to be continuing.

“Fixed GAAP Date”: July 3, 2007, provided that at any time after the Closing Date, the Parent Borrower may by written notice to the Administrative Agent elect to change the Fixed GAAP Date to be the date specified in such notice, and upon such notice, the Fixed GAAP Date shall be such date for all periods beginning on and after the date specified in such notice.

“Fixed GAAP Terms”: (a) the definitions of the terms “Capital Expenditures,” “Capitalized Lease Obligation,” “Consolidated Coverage Ratio,” “Consolidated EBITDA,” “Consolidated Fixed Charge Coverage Ratio,” “Consolidated Indebtedness,” “Consolidated Interest Expense,” “Consolidated Long Term Debt,” “Consolidated Net Income,” “Consolidated Secured Indebtedness,” “Consolidated Secured Leverage Ratio,” “Consolidated Short Term Debt,” “Consolidated Tangible Assets,” “Consolidated Total Indebtedness,” “Consolidated Total Leverage Ratio,” “Consolidated Working Capital” and “Excess Cash Flow,” (b) all defined terms in the Credit Agreement to the extent used in or relating to any of the foregoing definitions, and all ratios and computations based on any of the foregoing definitions, and (c) any other term or provision of the Credit Agreement that, at the Parent Borrower’s election, may be specified by the Parent Borrower by written notice to the Administrative Agent from time to time.

“IFRS”: International Financial Reporting Standards and applicable accounting requirements set by the International Accounting Standards Board or any successor thereto (or the Financial Accounting Standards Board, the Accounting Principles Board of the American Institute of Certified Public Accountants, or any successor to either such Board, or the SEC, as the case may be), as in effect from time to time.

“Most Recent Four Quarter Period”: the four fiscal quarter period of the Parent Borrower ending on the last date of the most recently completed fiscal year or quarter for which financial statements of the Parent Borrower have been (or have been required to be) delivered under subsection 7.1(a) or 7.1(b).

“Participant Register”: as defined in subsection 11.6(b)(v).

“Section 2.7 Additional Amendment”: as defined in subsection 2.7(c).

“Specified Default”: (i) the failure of the Parent Borrower to comply with the terms of subsection 4.15(b), 4.15(c) or 4.15(d), (ii) the failure of the Parent Borrower to comply with subsection 7.2(f), and such failure continues for five Business Days after notice by the Administrative Agent, or (iii) the occurrence of any Event of Default specified in subsection 9.1(a) or 9.1(f).

“Specified Existing Commitment”: as defined in subsection 2.7(a).

“Specified Suppressed Availability”: as of any date of determination, an amount, if positive, by which (i) the sum of (x) the Tranche A Borrowing Base and (y) the Tranche A-1 Borrowing Base exceeds (ii) the aggregate Commitments hereunder; provided, that, if (i) the sum of the Tranche A Borrowing Base and the Tranche A-1 Borrowing Base is equal to or less than the aggregate amount of the Commitments hereunder or (ii) as of such date, the Excess Facility Availability is less than the lesser of (x) 5% of the lesser of (1) the aggregate Commitments hereunder and (2) the sum of the Tranche A Borrowing Base and Tranche A-1 Borrowing Base and (y) $55,000,000, then in either case, the Specified Suppressed Availability shall be zero.

“Specified Unrestricted Cash”: as of any date of determination, an amount equal to the sum of (i) all Unrestricted Cash of the Parent Borrower and the other Loan Parties that (in the case of cash) is deposited in the DDAs or in other deposit accounts in the United States with respect to which a control agreement is in place between the applicable Loan Party, the applicable depositary institution and the Administrative Agent or the Collateral Agent (or over which any such Agent has “control” whether or not pursuant to a control agreement) or that (in the case of

Cash Equivalents) (a) are not in a securities account in respect of which the applicable Loan Party has entered into a “control agreement” with the applicable broker or securities intermediary for purposes of perfecting a security interest in favor of a third party and (b) are subject to the laws of any state, commonwealth, province or territory of the United States of America; provided that if, as of such date, the Excess Facility Availability is less than the lesser of (x) 5% of the lesser of (1) the aggregate Commitments hereunder and (2) the sum of the Tranche A Borrowing Base and Tranche A-1 Borrowing Base and (y) $55,000,000, the amount of such Specified Unrestricted Cash shall equal zero and provided, further, that for purposes of calculating such Specified Unrestricted Cash, (1) the term “Cash Equivalents” shall be deemed not to include any money, and (2) the term “Unrestricted Cash” shall be deemed not to include any Temporary Cash Investments, plus (ii) all Unrestricted Cash constituting proceeds of Receivables held on deposit from time to time by or on behalf of a Special Purpose Subsidiary or its related Receivables trust.

(b) The definitions of the terms listed below are hereby amended and restated in their entirety as follows:

“Adjustment Date”: each date on or after the last day of the Parent Borrower’s first fiscal quarter ended after the Amendment No. 1 Effective Date, that is the second Business Day following receipt by the Lenders of both (a) the financial statements required to be delivered pursuant to subsection 7.1(a) or 7.1(b), as applicable, for the most recently completed fiscal period and (b) the related compliance certificate required to be delivered pursuant to subsection 7.2(b) with respect to such fiscal period.

“Applicable Commitment Fee Percentage”: During the period from the Amendment No. 1 Effective Date until the first Adjustment Date following the Amendment No. 1 Effective Date, the Applicable Commitment Fee Percentage is 0.375% per annum. The Applicable Commitment Fee Percentage will be adjusted on each Adjustment Date to the applicable rate per annum set forth under the heading “Applicable Commitment Fee Percentage” on the table below which corresponds to the Consolidated Secured Leverage Ratio determined from the financial statements and compliance certificate relating to the end of the fiscal quarter most recently preceding such Adjustment Date for which financial statements have been delivered pursuant to subsection 7.1(a) or 7.1(b); provided that in the event that the financial statements required to be delivered pursuant to subsection 7.1(a) or 7.1(b), as applicable, and the related compliance certificate required to be delivered pursuant to subsection 7.2(b) are not delivered when due, then the Applicable Commitment Fee Percentage shall, until such financial statements and certificate are delivered, be 0.50% per annum.

Consolidated Secured Leverage Ratio	Applicable Commitment Fee Percentage
Greater than 5.00 to 1.00	0.50%
Equal to or less than 5.00 to 1.00 and greater than or equal to 4.00 to 1.00	0.375%
Less than 4.00 to 1.00	0.25%

“Applicable Margin”: in respect of (a) Tranche A Loans and Swing Line Loans during the period from the Amendment No. 1 Effective Date until the first Adjustment Date following the Amendment No. 1 Effective Date (i) with respect to ABR Loans, 1.25% per annum and (ii) with respect to Eurocurrency Loans, 2.25% per annum and (b) Tranche A-1 Loans during the period from the Amendment No. 1 Effective Date until the first Adjustment Date following the Amendment No. 1 Effective Date (i) with respect to ABR Loans, 2.50% per annum and (ii) with respect to Eurocurrency Loans, 3.50% per annum.

The Applicable Margins will be adjusted on each Adjustment Date to the applicable rate per annum set forth under the heading “Applicable Margin for Tranche A ABR Loans” or “Applicable Margin for Tranche A Eurocurrency Loans” in the case of Tranche A Loans and Swing Line Loans, and “Applicable Margin for Tranche A-1 ABR Loans” or “Applicable Margin for Tranche A-1 Eurocurrency Loans” in the case of Tranche A-1 Loans on the Pricing Grid which corresponds to the Consolidated Secured Leverage Ratio determined from the financial statements and compliance certificate relating to the end of the fiscal quarter most recently preceding such Adjustment Date for which financial statements have been delivered pursuant to subsection 7.1(a) or 7.1(b); provided that in the event that the financial statements required to be delivered pursuant to subsection 7.1(a) or 7.1(b), as applicable, and the related compliance certificate required to be delivered pursuant to subsection 7.2(b) are not delivered when due, then:

(1) if such financial statements and compliance certificate are delivered after the date such financial statements and compliance certificate were required to be delivered (without giving effect to any applicable cure period) and the Applicable Margin increases from that previously in effect as a result of the delivery of such financial statements, then the Applicable Margin in respect of

Revolving Loans and Swing Line Loans during the period from the date upon which such financial statements were required to be delivered (without giving effect to any applicable cure period) until the date upon which they actually are delivered shall, except as otherwise provided in clause (3) below, be the Applicable Margin as so increased;

(2) if such financial statements and compliance certificate are delivered after the date such financial statements and compliance certificate were required to be delivered and the Applicable Margin decreases from that previously in effect as a result of the delivery of such financial statements, then such decrease in the Applicable Margin shall not become applicable until the date upon which the financial statements and compliance certificate are delivered; and

(3) if such financial statements and compliance certificate are not delivered prior to the expiration of the applicable cure period, then, effective upon such expiration, for the period from the date upon which such financial statements and compliance certificate were required to be delivered (after the expiration of the applicable cure period) until two Business Days following the date upon which they actually are delivered, the Applicable Margin with respect to (A) Tranche A Loans and Swing Line Loans shall be 1.50% per annum, in the case of ABR Loans, and 2.50% per annum in the case of Eurocurrency Loans and (B) Tranche A-1 Loans shall be 2.75% per annum, in the case of ABR Loans, and 3.75% per annum, in the case of Eurocurrency Loans (it being understood that the foregoing shall not limit the rights of the Administrative Agent and the Lenders set forth in Section 9).

“Capital Expenditures”: with respect to any Person for any period, the aggregate of all expenditures by such Person and its consolidated Subsidiaries during such period (exclusive of (i) expenditures made for Investments not prohibited hereby or for acquisitions permitted by subsection 8.5, (ii) interest capitalized during such period, (iii) expenditures that are paid for by a third party (excluding such Person and any of its consolidated Subsidiaries) and for which neither such Person nor any of its consolidated Subsidiaries has provided or is required to provide or incur, directly or indirectly, any consideration or obligation to such third party or any other Person or (iv) expenditures made with the proceeds of any equity securities issued or capital contributions received, or Indebtedness incurred, by such Person or any of its consolidated Subsidiaries) which, in accordance with GAAP, are or should be included in “capital expenditures.”

“Consolidated Fixed Charge Coverage Ratio”: as of the last day of the Most Recent Four Quarter Period, the ratio of (a) (i) Consolidated EBITDA for such period minus (ii) the unfinanced portion of all Capital Expenditures (excluding any Capital Expenditure made in an amount equal to all or part of the proceeds, applied within twelve months of receipt thereof, of (x) any casualty insurance, condemnation or eminent domain or (y) any sale of assets (other than Inventory)) of the Parent Borrower and its consolidated Restricted Subsidiaries during such period, to (b) the sum, without duplication, of (i) Debt Service Charges payable in cash by the Parent Borrower and its consolidated Restricted Subsidiaries during such period plus (ii) federal, state and foreign income taxes paid in cash by the Parent Borrower and its consolidated Restricted Subsidiaries (net of refunds received) for the period of four full fiscal quarters ending on such date plus (iii) solely for purposes of calculating the Consolidated Fixed Charge Coverage Ratio in connection with the making of any Restricted Payment (other than Restricted Acquisitions) pursuant to Section 8.5(b)(vii), dividends paid in cash by the Parent Borrower during the relevant period pursuant to subsection 8.5(b)(vii). Excluded Junior Capital (and Consolidated Interest Expense in respect thereof) shall be excluded from the calculation of the Consolidated Fixed Charge Coverage Ratio.

“Excess Global Availability”: as of any date of determination thereof by the Administrative Agent, the sum of:

(A) (x) the lesser of (1) the Tranche A Borrowing Base plus the Tranche A-1 Borrowing Base and (2) the aggregate Commitment hereunder minus (y) the Aggregate Outstanding Revolving Credit, plus

(B) to the extent not included in the Tranche A Borrowing Base and Tranche A-1 Borrowing Base, the aggregate amount of all Specified Unrestricted Cash, plus

(C) Specified Suppressed Availability.

“GAAP”: generally accepted accounting principles in the United States of America as in effect on the Fixed GAAP Date (for purposes of the Fixed GAAP Terms) and as in effect from time to time (for all other purposes of this Agreement), including those set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as approved by a significant segment of the accounting profession, and subject to the following: If at any time the SEC permits or requires U.S.-domiciled companies subject to the reporting requirements of the Exchange Act to use IFRS in lieu of GAAP for financial reporting purposes, the Parent Borrower may elect by written notice to the Administrative Agent to so use IFRS in lieu of GAAP and, upon any such notice, references herein to GAAP shall thereafter be construed to mean (a) for periods beginning on and after the date specified in such notice, IFRS as in effect on the date specified in such notice (for purposes of the Fixed GAAP Terms) and as in effect from time to time (for all other purposes of this Agreement) and (b) for prior periods, GAAP as defined in the first sentence of this definition. All ratios and computations based on GAAP contained in this Agreement shall be computed in conformity with GAAP.

“Maturity Date”: May 11, 2016.

“Payment Condition”: at any time of determination with respect to a Specified Payment, immediately after giving effect to the making of such Specified Payment (i) no Specified Default has occurred and is continuing, (ii) Excess Global Availability is not less than $110,000,000, and 30-Day Excess Global Availability is not less than $110,000,000 and (iii) if Excess Global Availability is less than $200.0 million, the Consolidated Fixed Charge Coverage Ratio is least 1.00 to 1.00.

“Pricing Grid”: with respect to Revolving Loans and Swing Line Loans:

Consolidated Secured Leverage Ratio	Applicable Margin for Tranche A ABR Loans	Applicable Margin for Tranche A Eurocurrency Loans	Applicable Margin for Tranche A-1 ABR Loans	Applicable Margin for Tranche A-1 Eurocurrency Loans
Greater than 5.00 to 1.00	1.50%	2.50%	2.75%	3.75%
Equal to or less than 5.00 to 1.00 and greater than or equal to 4.00 to 1.00	1.25%	2.25%	2.50%	3.50%
Less than 4.00 to 1.00	1.00%	2.00%	2.25%	3.25%

(c) The definition of Cash Equivalents is hereby amended by (i) inserting the phrase “(or the foreign currency equivalent thereof as of the date of such investment)” immediately after the phrase “$500.0 million” in clause (ii) thereof, (ii) renumbering clauses (d), (e) and (f) as clauses (e), (f) and (g) respectively, and (iii) inserting the following as new clause (d) thereof: “(d) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (b) and (c) above entered into with any financial institution meeting the qualifications specified in clause (c) above,”.

(d) The definition of Consolidated EBITDA is hereby amended by inserting the following sentence at the end thereof: “In addition, for the purpose of determining compliance with subsection 8.1 hereof, Consolidated EBITDA shall include the amount of any Specified Equity Contribution.”

(e) The definition of Consolidated Interest Expense is hereby amended by replacing the proviso at the end of the first paragraph thereof with the following: “provided that (x) gross interest expense shall be determined after giving effect to any net payments made or received by the Parent Borrower and its Restricted Subsidiaries with respect to Interest Rate Agreements and (y) clauses (ii) and (iv) shall not apply for purposes of determining the amount of Consolidated Interest Expenses included in Debt Service Charges”.

(f) The definition of Cumulative Excess Cash Flow is hereby amended by deleting the phrase “December 31, 2008” and inserting the phrase “December 27, 2008” in lieu thereof.

(g) The definition of Debt Service Charges is hereby amended by deleting the phrase “principal payments made or” in clause (b) thereof and inserting the phrase “scheduled principal payments” in lieu thereof.

(h) The definition of Excess Cash Flow is hereby amended by (i) inserting the word “Term” immediately prior to the word “Loans” in clause (b) thereof and (ii) inserting the following sentence at the end of such definition: “Notwithstanding the foregoing, for so long as the Term Loan Credit Agreement is in effect, Excess Cash Flow shall be calculated as set forth in the Term Loan Credit Agreement.”

(i) The definition of Excluded Junior Capital is hereby amended by deleting the phrase “subsection 6.2(c)” and inserting the phrase “subsection 8.1” in lieu thereof.

(j) The definition of Excluded Subsidiary is hereby amended by deleting the phrase “Contractual Requirement” and inserting the phrase “Contractual Obligation” in lieu thereof.

(k) The definition of Fair Market Value is hereby amended by inserting the phrase “of the Parent Borrower” immediately after the phrase “Board of Directors” therein.

(l) The definition of Immaterial Subsidiary is hereby amended by inserting the phrase “for which financial statements have been delivered under subsection 7.1” immediately after each of (i) the phrase “fiscal quarters of the Parent Borrower” in clause (a) thereof and (ii) the phrase “four consecutive fiscal quarters” in clause (b)(y)(1) thereof.

(m) The definition of Incur is hereby amended by (i) inserting the phrase “, and the payment of dividends on Capital Stock constituting Indebtedness in the form of additional shares of the same class of Capital Stock,” immediately after the phrase “of additional Indebtedness” therein, and (ii) deleting the phrase “and the payment” immediately after the phrase “accreted value” therein and inserting the phrase “, the payment” in lieu thereof.

(n) The definition of Parent Expenses is hereby amended by (i) inserting the phrase “maintaining its existence or” immediately after the phrase “incurred by any Parent in connection with” in clause (i) thereof, (ii) inserting the phrase “or for the benefit of” immediately before the phrase “any such Person” in clause (iii) thereof, and (iii) inserting the phrase “administrative and” immediately before the phrase “operational expenses” in clause (iv) thereof.

(o) The definition of Permitted Liens is hereby amended by (i) deleting the phrase “$50.0 million” in clause (n) thereof and inserting the phrase “$75.0 million” in lieu thereof and (ii) inserting the phrase “Term Loan” immediately before the phrase “Credit Agreement” in clause (k)(v) thereof.

(p) The definition of Related Taxes is hereby amended by replacing clause (z) thereof and inserting following: “(z) any other federal, state, foreign, or local taxes measured by income for which any Parent is liable up to an amount not to exceed, with respect to federal taxes, the amount of any such taxes that the Parent and its Subsidiaries would have been required to pay on a separate company basis, or on a consolidated basis as if the Parent had filed a consolidated return on behalf of an affiliated group (as defined in Section 1504 of the Code) of which it were the common parent, or with respect to state, foreign, provincial or local taxes, the amount of any such taxes that the Parent and its Subsidiaries would have been required to pay on a separate company basis, or on a consolidated, combined or unitary basis as if the Parent had filed a consolidated, combined or unitary return on behalf of an affiliated group consisting only of the Parent and its Subsidiaries (in each case, reduced by any such taxes paid directly by the Parent or its Subsidiaries).” in lieu thereof.

(q) The definition of Responsible Officer is hereby amended by inserting the following sentence at the end thereof: “For all purposes of this Agreement, the term “Responsible Officer” shall mean a Responsible Officer of the Parent Borrower unless the context otherwise requires.”

(r) The definition of Specified Equity Contribution is hereby amended by deleting the phrase “subsection 6.2(c)” in clause (d) thereof and inserting the phrase “subsection 8.1” in lieu thereof.

(s) The definition of Unrestricted Cash is hereby amended by inserting the following sentence at the end thereof: “For the avoidance of doubt, proceeds of Receivables held on deposit from time to time by or on behalf of a Special Purpose Subsidiary or its related Receivables trust shall constitute Unrestricted Cash.”

(t) Subsection 1.2 is hereby amended by inserting the following new clause (f) at the end thereof:

“(f) Any financial ratios required to be maintained pursuant to this Agreement (or required to be satisfied in order for a specific action to be permitted under this Agreement) shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).”

(u) Subsection 2.1(a) is hereby amended by inserting the phrase “as then in effect (based on the Borrowing Base Certificate last delivered, subject to recalculation at any time based on the Administrative Agent’s determination of Availability Reserves in its Permitted Discretion as set forth in subsection 2.1(c))” immediately after each of (i) the phrase “Tranche A Borrowing Base” in clause (i)(y) thereof and (ii) the phrase “Tranche A-1 Borrowing Base” in each place it appears therein.

(v) Subsection 2.1(c) is hereby amended by inserting the phrase “at any time,” following the phrase “in such amounts” in the first sentence thereof.

(w) Subsection 2.2 is hereby amended by inserting the phrase “as then in effect (based on the Borrowing Base Certificate last delivered)” immediately after the phrase “Tranche A-1 Borrowing Base” therein.

(x) Subsection 2.3(a) is hereby amended by inserting the following proviso at the end of the first sentence thereof: “; provided, further, that any such notice of termination delivered by the Borrower Representative may state that such notice is conditioned upon the occurrence or non-occurrence of any event specified therein (including the effectiveness of other credit facilities), in which case such notice may be revoked by the Borrower Representative (by written notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied”.

(y) Subsection 2.3(b) is hereby amended by inserting the following proviso at the end of the first sentence thereof: “; provided, further, that any such notice of termination delivered by the Borrower Representative may state that such notice is conditioned upon the occurrence or non-occurrence of any event specified therein (including the effectiveness of other credit facilities), in which case such notice may be revoked by the Borrower Representative (by written notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied”.

(z) Subsection 2.4(a) is hereby amended by inserting the phrase “as then in effect (based on the Borrowing Base Certificate last delivered)” immediately after the phrase “Tranche A Borrowing Base” therein.

(aa) Subsections 2.6(a), (b) and (c) are hereby replaced in their entirety with the following:

“(a) Requests for Additional Commitments. So long as no Specified Default exists or would arise therefrom, at any time and from time to time prior to the Maturity Date, subject to the terms and conditions set forth herein, the Borrower Representative may (on behalf of the Borrowers), by notice to the Administrative Agent (whereupon the Administrative Agent shall promptly deliver a copy to each of the Lenders), request to add additional Tranche A Commitments under the Facility or under a new revolving credit facility to be included under the Facility (the “Additional Commitments”). Any Additional Commitments shall be in an aggregate principal amount that is not less than $25.0 million or any whole multiple of $5.0 million in excess thereof.

(b) Ranking and Other Provisions. The additional Revolving Loans to any Borrower made pursuant to Additional Commitments (the “Additional Loans”) may be effected by an Additional Revolving Credit Amendment (as defined below) as may be necessary and appropriate in the opinion of the Parent Borrower and the Administrative Agent to effect the provisions of this subsection 2.6; provided however, that (i) the Additional Loans shall have the same guarantees as, and be secured on a pari passu basis in right of payment and security by the same Collateral securing, the Revolving Loans to such Borrower, (ii) no amendment effecting an Additional Commitment may provide for (I) any Additional Commitment to be secured by any Collateral or other assets of any Loan Party that do not also secure the Revolving Loans and (II) so long as any Revolving Loans (other than Additional Loans) are outstanding, any mandatory prepayment provisions that do not also apply to the Revolving Loans on a pro rata basis while a Event of Default of the type described in subsection (9)(a) or (f) (with respect to the Parent Borrower) or a Liquidity Event has occurred and is continuing or upon an acceleration of the Revolving Loans, (iii) the maturity date of such Additional Commitments shall not mature earlier than the Maturity Date, (iv) immediately prior to giving effect to such Additional Commitments, the Parent Borrower shall be in compliance with subsection 8.1 as of the end of the most recently ended four fiscal quarter period for which financial statements have been delivered pursuant to subsection 7.1, whether or not such covenant is otherwise then applicable to the Parent Borrower under such section at such time, (v) the interest rate margins applicable to the Additional Loans shall be determined by the Parent Borrower and the Lenders extending Additional Commitments, (vi) such Additional Revolving Credit Amendment may provide for the inclusion, as appropriate, of Lenders extending Additional Commitments in any required vote or action of the Required Lenders, the Supermajority Lenders or of the Lenders of each Facility hereunder and may provide class protection for any additional credit facilities in a manner consistent with those provided the original Facilities pursuant to the provisions of subsection 11.1(a) as originally in effect and (vii) the other terms and documentation in respect thereof, to the extent not consistent with this Agreement as in effect prior to giving effect to the Additional Revolving Credit Amendment, shall otherwise be reasonably satisfactory to the Parent Borrower.

(c) Additional Amendments. Each notice from the Borrower Representative, on behalf of the Borrowers, pursuant to this subsection 2.6 shall set forth the requested amount and proposed terms of the relevant Additional Commitment. Additional Commitments (or any portion thereof) may be made by any existing Lender or by any other bank or investing entity (any such bank or other financial institution, an “Additional Lender”), in each case on terms permitted in this sub-

section 2.6 or otherwise on terms reasonably acceptable to the Administrative Agent. No Lender shall be obligated to provide any Additional Commitments unless it so agrees. Commitments in respect of any Additional Revolving Loans shall become Commitments under this Agreement pursuant to an amendment (an “Additional Revolving Credit Amendment”) to this Agreement and, as appropriate, the other Loan Documents, pursuant to subsection 2.6(b), executed by each Borrower that is a borrower with respect to such Additional Commitments as of the Additional Revolving Credit Closing Date (as defined below), each Lender agreeing to provide such Additional Commitment, if any, each Additional Lender, if any (each such Lender or Additional Lender, an “Additional Committing Lender”), and the Administrative Agent. An Additional Revolving Credit Amendment may, without the consent of any other Lenders, effect such amendments to any Loan Documents as may be necessary or appropriate, in the opinion of the Administrative Agent, to effect the provisions of this subsection 2.6.”

(bb) A new subsection 2.7 is hereby added to read in its entirety as follows:

“2.7. Extension Amendments.

(a) The Parent Borrower may at any time and from time to time request that all or a portion, including one or more Tranches, of the Commitments (including any Extended Commitments), each existing at the time of such request (each, an “Existing Commitment” and any related Revolving Loans thereunder, “Existing Loans”; each Existing Commitment and related Existing Loans together being referred to as an “Existing Tranche”) be converted to extend the termination date thereof and the scheduled maturity date(s) (each, an “Extended Maturity Date”) of any payment of principal with respect to all or a portion of any principal amount of Existing Loans related to such Existing Commitments (any such Existing Commitments which have been so extended, “Extended Commitments” and any related Existing Loans, “Extended Loans”) and to provide for other terms consistent with this subsection 2.7. In order to establish any Extended Commitments, the Parent Borrower shall provide a notice to the Administrative Agent (who shall provide a copy of such notice to each of the Lenders of the applicable Existing Tranche) (an “Extension Request”) setting forth the proposed terms of the Extended Commitments to be established, which terms shall be identical to those applicable to the Existing Commitments from which they are to be extended (the “Specified Existing Commitment”) except (x) all or any of the final maturity dates of such Extended Commitments may be delayed to later dates than the final maturity dates of the Specified Existing Commitments, (y) (A) the interest margins with respect to the Extended Commitments may be higher or lower than the interest margins for the Specified Existing Commitments and/or (B) additional fees may be payable to the Lenders providing such Extended Commitments in addition to or in lieu of any increased margins contemplated by the preceding clause (A) and (z) the Applicable Commitment Fee Percentage with respect to the Extended Commitments may be higher or lower than the Applicable

Commitment Fee Percentage for the Specified Existing Commitment, in each case to the extent provided in the applicable Extension Amendment; provided that, notwithstanding anything to the contrary in this subsection 2.7 or otherwise, (1) the borrowing and repayment (other than in connection with a permanent repayment and termination of commitments) of Loans with respect to any Commitments (including all Extended Commitments) shall be made on a pro rata basis with all other outstanding Commitments (including all Extended Commitments), (2) assignments and participations of Extended Commitments and Extended Loans shall be governed by the same assignment and participation provisions applicable to Commitments and the Revolving Loans related to such Commitments set forth in subsection 11.6, and (3) no termination of Extended Commitments and no repayment of Extended Loans accompanied by a corresponding permanent reduction in Extended Commitments shall be permitted unless such termination or repayment (and corresponding reduction) is accompanied by an at least pro rata termination or permanent repayment (and corresponding permanent reduction), as applicable, of all earlier maturing Commitments (including Extended Commitments) and Revolving Loans (including Extended Loans) related to such earlier maturing Commitments (including Extended Commitments) (or all earlier maturing Commitments (including Extended Commitments) and Revolving Loans (including Extended Loans) related to such Commitments (including Extended Commitments) shall otherwise be or have been terminated and repaid in full). No Lender shall have any obligation to agree to have any of its Existing Loans or Existing Commitments of any Existing Tranche converted into Extended Loans or Extended Commitments pursuant to any Extension Request. Any Extended Commitments shall constitute a separate Tranche of Commitments from the Specified Existing Commitments and from any other Existing Commitments (together with any other Extended Commitments so established on such date).

(b) The Parent Borrower shall provide the applicable Extension Request at least 10 Business Days prior to the date on which Lenders under the applicable Existing Tranche or Existing Tranches are requested to respond. Any Lender (an “Extending Lender”) wishing to have all or a portion of its Specified Existing Commitments converted into Extended Commitments shall notify the Administrative Agent (an “Extension Election”) on or prior to the date specified in such Extension Request of the amount of its Specified Existing Commitments that it has elected to convert into Extended Commitments. In the event that the aggregate amount of Specified Existing Commitments subject to Extension Elections exceeds the amount of Extended Commitments requested pursuant to the Extension Request, the Specified Existing Commitments subject to Extension Elections shall be converted to Extended Commitments on a pro rata basis based on the amount of Specified Existing Commitments included in each such Extension Election. Notwithstanding the conversion of any Existing Commitment into an Extended Commitment, such Extended Commitment shall be treated identically to all Commitments for purposes of the obligations of a Lender in respect of Letters of Credit under Section 3 and Swing Line Loans under subsection 2.4, except that the applicable Extension Amendment may provide that the maturity date for Swing Line Loans and/or Letters of Credit may be extended and the related obligations to make Swing Line Loans and issue Letters of Credit may be continued so long as the Swing Line Lender and/or the applicable Issuing Lender, as applicable, have consented to such extensions in their sole discretion (it being understood that no consent of any other Lender shall be required in connection with any such extension).

(c) Extended Commitments shall be established pursuant to an amendment (an “Extension Amendment”) to this Agreement (which may include amendments to provisions related to maturity, interest margins or fees referenced in subsection 2.7(a) clauses (x) to (z) and which, except to the extent expressly contemplated by the penultimate sentence of this subsection 2.7(c) and notwithstanding anything to the contrary set forth in subsection 11.1, shall not require the consent of any Lender other than the Extending Lenders with respect to the Extended Commitments established thereby) executed by the Loan Parties, the Administrative Agent and the Extending Lenders. No Extension Amendment shall provide for any tranche of Extended Commitments in an aggregate principal amount that is less than $250,000,000. Notwithstanding anything to the contrary in this Agreement and without limiting the generality or applicability of subsection 11.1 to any Section 2.7 Additional Amendments, any Extension Amendment may provide for additional terms and/or additional amendments other than those referred to or contemplated above (any such additional amendment, a “Section 2.7 Additional Amendment”) to this Agreement and the other Loan Documents; provided that such Section 2.7 Additional Amendments do not become effective prior to the time that such Section 2.7 Additional Amendments have been consented to (including, without limitation, pursuant to consents applicable to holders of any Extended Commitments provided for in any Extension Amendment) by such of the Lenders, Loan Parties and other parties (if any) as may be required in order for such Section 2.7 Additional Amendments to become effective in accordance with subsection 11.1; provided, further, that no Extension Amendment may provide for (a) any Extended Commitment or Extended Loans to be secured by any Collateral or other assets of any Loan Party that does not also secure the Existing Tranches and (b) so long as any Existing Tranches are outstanding, any mandatory prepayment provisions that do not also apply to the Existing Tranches on a pro rata basis while a Liquidity Event has occurred and is continuing or upon an acceleration of the Loans. It is understood and agreed that each Lender has consented for all purposes requiring its consent, and shall at the effective time thereof be deemed to consent to each amendment to this Agreement and the other Loan Documents authorized by this subsection 2.7 and the arrangements described above in connection therewith except that the foregoing shall not constitute a consent on behalf of any Lender to the terms of any Section 2.7 Additional Amendment. In connection with any Extension Amendment, the Parent Borrower shall deliver an opinion of counsel reasonably acceptable to the Administrative Agent as to the enforceability of such Extension Amendment, this Agreement as amended thereby, and such of the other Loan Documents (if any) as may be amended thereby.

(d) Notwithstanding anything to the contrary contained in this Agreement, (A) on any date on which any Existing Tranche is converted to extend the related scheduled maturity date(s) in accordance with clause (a) above (an “Extension Date”), in the case of the Specified Existing Commitments of each Extending Lender, the aggregate principal amount of such Specified Existing Commitments shall be deemed reduced by an amount equal to the aggregate principal amount of Extended Commitments so converted by such Lender on such date, and such Extended Commitments shall be established as a separate Tranche of Commitments from the Specified Existing Commitments and from any other Existing Commitments (together with any other Extended Commitments so established on such date) and (B) if, on any Extension Date, any Revolving Loans of any Extending Lender are outstanding under the applicable Specified Existing Commitments, such Loans (and any related participations) shall be deemed to be allocated as Extended Loans (and related participations) and Existing Loans (and related participations) in the same proportion as such Extending Lender’s Specified Existing Commitments to Extended Commitments so converted by such Lender on such date.

(e) If, in connection with any proposed Extension Amendment, any Lender declines to consent to the extension of its Commitment on the terms and by the deadline set forth in the applicable Extension Request (each such other Lender, a “Non-Extending Lender”) then the Parent Borrower may, on notice to the Administrative and the Non-Extending Lender, (A) replace such Non-Extending Lender by causing such Lender to (and such Lender shall be obligated to) assign pursuant to subsection 11.6 (with the assignment fee and any other costs and expenses to be paid by the Parent Borrower in such instance) all of its rights and obligations under this Agreement to one or more assignees; provided that neither the Administrative Agent nor any Lender shall have any obligation to the Parent Borrower to find a replacement Lender; provided, further, that the applicable assignee shall have agreed to provide a Commitment on the terms set forth in such Extension Amendment; and provided, further, that all obligations of the Borrowers owing to the Non-Extending Lender relating to the Loans and participations so assigned shall be paid in full by the assignee Lender to such Non-Extending Lender concurrently with such Assignment and Acceptance or (B) upon notice to the Administrative Agent, to prepay the Loans and, at the Parent Borrower’s option, terminate the Commitments of such Non-Extending Lender, in whole or in part, subject to subsection 4.12, without premium or penalty. In connection with any such replacement under this subsection 2.7, if the Non-Extending Lender does not execute and deliver to the Administrative

Agent a duly completed Assignment and Acceptance and/or any other documentation necessary to reflect such replacement by the later of (a) the date on which the replacement Lender executes and delivers such Assignment and Acceptance and/or such other documentation and (b) the date as of which all obligations of the Borrowers owing to the Non-Extending Lender relating to the Loans and participations so assigned shall be paid in full by the assignee Lender to such Non-Extending Lender, then such Non-Extending Lender shall be deemed to have executed and delivered such Assignment and Acceptance and/or such other documentation as of such date and the applicable Borrower shall be entitled (but not obligated) to execute and deliver such Assignment and Acceptance and/or such other documentation on behalf of such Non-Extending Lender.”

(cc) Subsection 3.1(a) is hereby amended by inserting the phrase “as then in effect (based on the Borrowing Base Certificate last delivered)” immediately after the phrase “Tranche A Borrowing Base” therein.

(dd) Subsection 4.4(a) is hereby amended by (i) deleting the word “irrevocable” in the first sentence thereof, (ii) inserting the phrase “and is not revoked” immediately after the phrase “If any such notice is given” in the fourth sentence thereof and (iii) inserting the following sentence immediately after the second sentence thereof: “Any such notice may state that such notice is conditioned upon the occurrence or non-occurrence of any event specified therein (including the effectiveness of other credit facilities), in which case such notice may be revoked by the Borrower Representative (by written notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied.”

(ee) Subsection 4.8(a) is hereby amended by replacing the first two sentences thereof with the following:

“Each borrowing of Tranche A Loans or Tranche A-1 Loans, or pursuant to any Additional Commitments constituting a separate facility, as applicable (other than Swing Line Loans) by any of the Borrowers from the Lenders hereunder shall be made, each payment by any of the Borrowers on account of any commitment fee in respect of the Commitments hereunder shall be allocated by the Administrative Agent, and any reduction of the Commitments of the Lenders shall be allocated by the Administrative Agent, pro rata according to the relevant Commitment Percentages of the Lenders, or in the case of any Additional Commitments constituting a separate facility or any other Tranche established after the date of this Agreement, pro rata according to the amount of such Additional Commitments or Commitments of such Tranche held by the relevant Lenders (or as otherwise may be provided in an Additional Revolving Credit Amendment). Each payment (including each prepayment (but excluding payments made pursuant to Section 2.7, 4.8(c), 4.9, 4.10, 4.11, 4.13(d) or 11.1(f))) by any of the Borrowers on account of principal of and interest on any Tranche of Revolving Loans shall be allocated by the Administrative Agent pro rata according to the respective outstanding principal amounts of such Revolving Loans then held by respective Lenders (or as otherwise provided in the applicable Additional Revolving Credit Amendment or Extension Amendment, as applicable).”

(ff) Subsection 4.8(c)(ii) is hereby amended by inserting the phrase “or Supermajority Lenders” immediately after the phrase “Required Lenders”.

(gg) Subsection 4.10(a)(i) is hereby replaced in its entirety with the following:

“(i) shall subject such Lender to any tax of any kind whatsoever with respect to any Eurocurrency Loan made or maintained by it or its obligation to make or maintain Eurocurrency Loans, or change the basis of taxation of payments to such Lender in respect thereof, in each case except for Non-Excluded Taxes, Taxes arising under FATCA and Taxes measured by or imposed upon the overall net income, or franchise taxes, or taxes measured by or imposed upon overall capital or net worth, or branch taxes (in the case of such capital, net worth or branch taxes, imposed in lieu of such net income tax), of such Lender or its applicable lending office, branch, or any affiliate thereof;”

(hh) Subsection 4.11(a) is hereby amended by (i) deleting the word “or” immediately prior to clause (z) in the first sentence thereof, (ii) renumbering clauses (x), (y) and (z) of the first sentence thereof as clauses (w), (x) and (y) respectively, and (iii) inserting the following immediately prior to the period at the end of the first sentence thereof:

“, or (z) in respect of any Non-Excluded Taxes arising under FATCA. Whenever any Non-Excluded Taxes are payable by any Borrower, as promptly as possible thereafter such Borrower shall send to the Administrative Agent for its own account or for the account of such Lender or Agent, as the case may be, a certified copy of an original official receipt (or other documentary evidence of such payment reasonably acceptable to the Administrative Agent) received by such Borrower showing payment thereof. If any Borrower fails to pay any Non-Excluded Taxes it is required to pay pursuant to the preceding provisions of this subsection 3.11(a) when due to the appropriate Governmental Authority in accordance with applicable law or fails to remit to the Administrative Agent the required receipts or other required documentary evidence, such Borrower shall indemnify the Administrative Agent, the Lenders and the Agents for any incremental Taxes, interest or penalties that may become payable by the Administrative Agent or any Lender as a result of any such failure. The agreements in this subsection 4.11 shall survive the termination of this Agreement and the payment of the Revolving Loans and all other amounts payable hereunder.”

(ii) Subsection 4.13(d) is hereby amended by inserting the following at the end thereof:

“In the case of the substitution of a Lender, if the Lender being replaced does not execute and deliver to the Administrative Agent a duly completed Assignment and Acceptance and/or any other documentation necessary to reflect such replacement by the later of (a) the date on which the assignee Lender executes and delivers such Assignment and Acceptance and/or such other documentation and (b) the date as of which all obligations of the Borrower owing to such replaced Lender relating to the Loans so assigned shall be paid in full by the assignee Lender to such Lender being replaced, then the Lender being replaced shall be deemed to have executed and delivered such Assignment and Acceptance and/or such other documentation as of such date and the Borrower shall be entitled (but not obligated) to execute and deliver such Assignment and Acceptance and/or such other documentation on behalf of such Lender.”

(jj) Subsection 4.15(d) is hereby amended by deleting the phrase “Intercreditor Agreement” therein and inserting the phrase “ABS Intercreditor Agreement” in lieu thereof.

(kk) Subsection 4.15(h) is hereby amended by deleting the phrase “Intercreditor Agreement” therein and inserting the phrase “ABS Intercreditor Agreement” in lieu thereof.

(ll) Subsection 6.2(c) is hereby deleted in its entirety.

(mm) Subsection 7.2(f) is hereby amended by deleting the phrase “an Event of Default” and inserting the phrase “a Specified Default or a Liquidity Event” in lieu thereof.

(nn) Subsection 7.2 is hereby amended by inserting the following at the end thereof:

Documents required to be delivered pursuant to subsection 7.1 or 7.2 may at the Parent Borrower’s option be delivered electronically and, if so delivered, shall be deemed to have been delivered on the date (i) on which the Parent Borrower posts such documents, or provides a link thereto on the Parent Borrower’s (or Holdings’ or any Parent Entity’s) website on the Internet at the website address as the Parent Borrower may specify by written notice to the Administrative Agent from time to time); or (ii) on which such documents are posted on the Parent Borrower’s (or Holdings’ or any Parent Entity’s) behalf on an Internet or intranet website to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent).

(oo) Subsection 7.5 is hereby amended by (i) deleting the phrase “maintain with a financially sound and reputable” and inserting the phrase “use commercially reasonable efforts to maintain with” in lieu thereof, (ii) deleting the phrase “past practices of the Loan Parties and” and inserting the phrase “past practices of the Loan Parties or” in lieu thereof and (iii) deleting the phrase “Intercreditor Agreement” therein and inserting the phrase “CF Intercreditor Agreement” in lieu thereof.

(pp) Subsection 7.9(a) is hereby amended by deleting the phrase “Intercreditor Agreement” therein and inserting the phrase “CF Intercreditor Agreement” in lieu thereof.

(qq) Subsection 8.1 is hereby replaced in its entirety with the following:

“8.1. Consolidated Fixed Charge Coverage Ratio. Upon the occurrence and during the continuance of a Financial Covenant Liquidity Event, permit the Consolidated Fixed Charge Coverage Ratio as at the last day of the Most Recent Four Quarter Period to be less than 1.00 to 1.00.”Subsection 8.3(c) is hereby amended by deleting the word “The” at the beginning thereof and inserting the following in lieu thereof:

“Upon any transaction involving the Borrower in accordance with subsection 8.3(a) in which the Borrower is not the Successor Company, the”.

(ss) Subsection 8.5(a)(iii)(B) is hereby amended by deleting the phrase “issuance and sale” and inserting the word “Incurrence” in lieu thereof.

(tt) Subsection 8.5(b)(i) is hereby amended by deleting the phrase “substantially concurrent” in each place it appears therein.

(uu) Subsection 8.5(b)(ii) is hereby amended by deleting the phrase “substantially concurrent issuance and sale” and inserting the word “Incurrence” in lieu thereof.

(vv) Subsection 8.5(b)(iii) is hereby replaced in its entirety with the following:

“(iii) any dividend paid or redemption made within 60 days after the date of declaration thereof or of the giving of notice thereof, as applicable, if at such date of declaration or notice, such dividend or redemption would have complied with subsection 8.5(a);”

(ww) Subsection 8.5(b)(v) is hereby amended by inserting the following parenthetical immediately after the first occurrence of the phrase “Management Investors” therein: “(including any repurchase or acquisition by reason of the Borrowers retaining any Capital Stock, option, warrant or other right in respect of tax withholding obligations, and any related payment in respect of any such obligation)”

(xx) Subsection 8.5(b)(x) is hereby amended by (i) inserting the phrase “, or Investments paid for or made with,” immediately before the phrase “Capital Stock”.

(yy) Subsection 8.8(b) is hereby amended by deleting the phrase “Intercreditor Agreement” therein and inserting the phrase “CF Intercreditor Agreement” in lieu thereof.

(zz) Clause (c) of Section 9 is hereby amended by deleting the phrase “or should have discovered”.

(aaa) Clause (d) of Section 9 is hereby replaced in its entirety with the following:

“(d) Any Loan Party shall default in the observance or performance of any other agreement contained in this Agreement or any other Loan Document (other than as provided in paragraphs (a) through (c) of this Section 9), and such default shall continue unremedied for a period of 30 days after the earlier of (A) the date on which a Responsible Officer of the Parent Borrower becomes aware of such default and (B) the date on which written notice thereof shall have been given to the Parent Borrower by the Administrative Agent or the Required Lenders; or”

(bbb) Subsection 10.9(a) is hereby amended by replacing the first sentence thereof with the following:

“Each Lender authorizes and directs the ABL Collateral Agent to enter into (x) the Security Documents, each Intercreditor Agreement, and any Replacement Intercreditor Agreement for the benefit of the Lenders and the other Secured Parties, (y) any amendments, amendments and restatements, restatements or waivers of or supplements to or other modifications to either Intercreditor Agreement or any Replacement Intercreditor Agreement or enter into a separate intercreditor agreement in connection with the incurrence by any Loan Party or any Subsidiary thereof of Additional Indebtedness (each an “Intercreditor Agreement Supplement”) to permit such Additional Indebtedness to be secured by a valid, perfected lien (with such priority as may be designated by the relevant Loan Party or Subsidiary, to the extent such priority is permitted by the Loan Documents) and (z) any Additional Revolving Credit Amendment as provided in subsection 2.6 and any Extension Amendment as provided in subsection 2.7.”

(ccc) Subsection 10.9(b) is hereby amended by (i) deleting the word “or” immediately prior to clause (B) thereof and inserting “;” in lieu thereof, and (ii) inserting the following immediately after clause (B) thereof: “; or (C) to subordinate any Lien on any Excluded Assets (as defined in the Guarantee and Collateral Agreement) or any other property granted to or held by such Agent, as the case may be under any Loan Document to the holder of any Permitted Lien”

(ddd) Subsection 10.17 is hereby amended by deleting the phrase “Intercreditor Agreement” therein and inserting the phrase “Intercreditor Agreements” in lieu thereof.

(eee) Subsection 11.1(a)(i) is hereby amended by inserting the phrase “and adversely” immediately prior to the phrase “affected thereby”.

(fff) Subsection 11.1(a)(iii) is hereby replaced in its entirety with the following:

“(iii) release Guarantors accounting for substantially all of the value of the Guarantee of the Obligations pursuant to the Guarantee and Collateral Agreement, or all or substantially all of the Collateral, in each case without the consent of all of the Lenders, except as expressly permitted hereby or by any Security Document;”

(ggg) Subsection 11.1(a)(v) is hereby amended by inserting the phrase “directly and adversely” immediately prior to the phrase “affected thereby”.

(hhh) Subsection 11.1(c) is hereby replaced in its entirety with the following:

“(c) In the event that any section of the Term Loan Credit Agreement referenced herein (or any related definitions) is amended or the applicability thereof waived, such amendment or waiver shall be binding upon the parties to this Agreement to the extent it conforms the provisions of the Term Loan Credit Agreement more closely to the provisions of the 2011 Term Credit Agreement (as in effect on the Amendment No. 1 Effective Date). In the event that (A) any section of the Term Loan Credit Agreement referenced herein (or any related definitions), other than as referenced in the definition of “Permitted Liens” (or any related definitions), is amended or the applicability thereof waived (other than as provided in the foregoing sentence) and (B) the agents or lenders under the Term Loan Credit Facility are paid fees in respect of any such amendment or waiver, then no such amendment or waiver shall be binding upon the parties to this Agreement (and each reference to such amended or waived section to the Term Loan Credit Agreement hereunder shall read as if such amendment or waiver had not been executed) unless and until a proportionate fee (based on the relative aggregate principal amounts of the loans, letters of credit and commitments outstanding under the Term Loan Credit Facility, on the one hand, and the Loans, Letters of Credit, Agent Advances and Commitments outstanding hereunder, on the other hand and assuming that each Lender under the Term Loan Credit Facility consented to such amendment or waiver) is paid to the Administrative Agent for the benefit of the Lenders hereunder. From and after the first date on which the Term Loan Credit Agreement is no longer in effect, any reference herein to any section of the Term Loan Credit Agreement (and any related definition) shall be deemed to be a reference to (x) such section of the Term Loan Credit Agreement (and any related definition) as in effect immediately prior to so ceasing to be in effect (subject to the two preceding sentences) or (y) if the Company so elects, the corresponding section of the 2011 Term Loan Agreement (and the corresponding related definition) as in effect on the Amendment No. 1 Effective Date. The Administrative Agent agrees, and the Lenders hereby authorize the Administrative Agent to, enter into any amendment hereto to clarify the provisions of this Agreement to give full effect to the preceding sentence.”

(iii) Subsection 11.1(f) is hereby amended by inserting the phrase “directly and adversely” immediately prior to the phrase “affected Lender”.

(jjj) Subsection 11.1 is hereby amended by inserting the following new clause (g) at the end thereof:

“(g) Notwithstanding any provision herein to the contrary, (x) this Agreement and the other Loan Documents may be amended in accordance with subsection 2.6 to incorporate the terms of any Additional Commitments (including to add a new revolving facility under this Agreement with respect to any Additional Commitment) with the written consent of the Parent Borrower and the Lenders providing such Additional Commitments, provided that if such amendment includes an Additional Commitment of a bank or other financial institution that is not at such time a Lender or an affiliate of a Lender, the inclusion of such bank or other financial institution as an Additional Lender shall be subject to the Administrative Agent’s consent (not to be unreasonably withheld or delayed) at the time of such amendment, (x) the scheduled date of maturity of any Loan owed to any Lender may be extended, and this Agreement and the other Loan Documents may be extended with the written consent of the Parent Borrower and such Lender, as contemplated by subsection 2.7 or otherwise, (y) the Commitment of a Lender may be increased as contemplated by subsection 2.6 with the written consent of Parent Borrower and such Lender and (z) the Parent Borrower and the Administrative Agent may amend this Agreement without the consent of any Lender to cure any ambiguity, mistake, omission, defect or inconsistency, in each case without the consent of any other Person. Without limiting the generality of the foregoing, subject to the limitations on non-pro rata payments in clause (b) of the proviso to the third sentence in subsection 2.7(c) and subsection 2.6(b)(ii)(II), any provision of this Agreement and the other Loan Documents, including subsection 4.8(a) or 11.7 hereof, may be amended as set forth in the immediately preceding sentence pursuant to any Additional Revolving Credit Amendment or any Extension Amendment, as the case may be, to provide for non-pro rata borrowings and payments of any amounts hereunder as between any Tranches, including any Additional Commitments or Additional Loans and any Extended Tranche. The Administrative Agent hereby agrees (if requested by the Parent Borrower) to execute any amendment referred to in this clause (g) or an acknowledgement thereof.”

(kkk) Subsection 11.2 is hereby amended by (i) inserting the phrase “of such Loan Party or its Subsidiary” after the phrase “a Responsible Officer” therein and (ii) inserting the following new clauses (c) and (d) at the end thereof:

“(c) Effectiveness of Facsimile Documents and Signatures. Loan Documents may be transmitted and/or signed by facsimile or other electronic means (i.e., a “pdf” or “tiff”). The effectiveness of any such documents and signatures shall, subject to applicable Law, have the same force and effect as manually signed originals and shall be binding on each Loan Party, each Agent and each Lender. The Administrative Agent may also require that any such documents and signatures be confirmed by a manually signed original thereof; provided that the failure to request or deliver the same shall not limit the effectiveness of any facsimile document or signature.

(d) Electronic Communications. Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communication (including electronic mail and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices to any Lender pursuant to Sections 2 and 3 if such Lender, has notified the Administrative Agent that it is incapable of receiving notices under such Section by electronic communication. The Administrative Agent or the Borrowers may, in their discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications. Unless the Administrative Agent otherwise prescribes (with the Parent Borrower’s consent), (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient, and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the posting thereof.”

(lll) Subsection 11.6(b)(iii) is hereby amended by replacing the parenthetical therein with the following: “(and, in the case of an Assignment and Acceptance covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of (and bound by any related obligations under) subsections 4.10, 4.11, 4.12, 4.13 and 11.5, and bound by its continuing obligations under subsection 11.16)”.

(mmm)Subsections 11.6(b) is hereby amended by renumbering clauses (v) and (vi) thereof to (vi) and (vii) respectively, and by adding the following new clause (v):

“(v) Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register to any Person (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans, letters of credit or its other obligations under any Loan Document) except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. Unless otherwise required by the IRS, any disclosure required by the foregoing sentence shall be made by the relevant Lender directly and solely to the IRS. The entries in the Participant Register shall be conclusive absent manifest error, and a Lender shall treat each person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary.”

(nnn) Subsection 11.6(c)(i) is hereby amended by replacing the proviso at the end of the second sentence thereof with the following: “provided that such agreement may provide that, to the extent of such participation, such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver that (1) requires the consent of each Lender directly and adversely affected thereby pursuant to the proviso to the second sentence of subsection 11.1(a) and (2) directly and adversely affects such Participant”.

(ooo) Subsection 11.7 is hereby amended by deleting the phrase “(except pursuant to subsection 4.4, 4.13(d) or 11.6)” and inserting the phrase “(except pursuant to subsection 2.7, 4.4, 4.13(d), 11.1(f) or 11.6)” in lieu thereof.

(ppp) Subsection 11.16(a) is hereby amended by inserting the following at the end thereof: “Notwithstanding any other provision of this Agreement, any other Loan Document or any Assignment and Acceptance, the provisions of this subsection 11.16 shall survive with respect to each Agent and Lender until the second anniversary of such Agent or Lender ceasing to be an Agent of a Lender, respectively.”

(qqq) Subsection 11.19 is hereby replaced in its entirety with the following:

“11.19. Special Provisions Regarding Pledges of Capital Stock in, and Promissory Notes Owed by, Persons Not Organized in the U.S. To the extent any Security Document requires or provides for the pledge of promissory notes issued by, or Capital Stock in, any Person organized under the laws of a jurisdiction outside the United States, it is acknowledged that no actions have been or will be required to be taken to perfect, under local law of the jurisdiction of the Person who issued the respective promissory notes or whose Capital Stock is pledged, under the Security Documents.”

(rrr) The following are hereby inserted as new subsections 11.22 and 11.23:

“11.22. Electronic Execution of Assignments and Certain Other Documents. The words “execution,” “signed,” “signature,” and words of like import in any Assignment or in any amendment or other modification hereof (including waivers and consents) shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

11.23. Miscellaneous. This Agreement is not intended to be, and is not, a “Senior Interim Loan Agreement”, a “Senior Interim Loan Facility”, a “Senior Subordinated Interim Loan Agreement” or a “Senior Subordinated Interim Loan Facility” under or as defined in any of the Term Loan Credit Agreement, the Revolving Credit Agreement and this Agreement. Each of the other Loan Documents is not intended to be, and is not, a “Senior Interim Loan Agreement”, a “Senior Interim Loan Facility”, a “Senior Subordinated Interim Loan Agreement” or a “Senior Subordinated Interim Loan Facility” under or as defined in any of the Term Loan Credit Agreement, the Revolving Credit Agreement and this Agreement.”

Section 2. Representations and Warranties, No Default. The Borrowers hereby represent and warrant that as of the Amendment No. 1 Effective Date, after giving effect to the amendments set forth in this Amendment, (i) no Default or Event of Default exists and is continuing and (ii) all representations and warranties contained in the Credit Agreement are true and correct in all material respects on and as of the date hereof, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they were true and correct in all material respects as of such earlier date.

Section 3. Effectiveness. Section 1 of this Amendment shall become effective on the date (such date, if any, the “Amendment No. 1 Effective Date”) that the following conditions have been satisfied:

(i) Consents. The Administrative Agent and ABL Collateral Agent shall have received executed signature pages hereto from Lenders constituting each Lender and each Loan Party.

(ii) Fees. The Borrowers shall pay the Arrangement Fee payable pursuant to the Engagement Letter, dated as of the date hereof, on the Amendment No. 1 Effective Date.

(iii) Term Loan. The Parent Borrower’s $425 million senior secured term loan facility shall have closed and the Parent Borrower’s offering of 8.5% senior notes due 2019 shall have been consummated.

Section 4. Expenses. The Borrowers shall pay all reasonable out-of-pocket expenses of the Administrative Agent incurred in connection with the preparation, execution and delivery of this Amendment and the other instruments and documents to be delivered hereunder, if any (including the reasonable fees, disbursements and other charges of Cahill Gordon & Reindel LLP counsel for the Administrative Agent).

Section 5. Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto on separate counterparts, each of which when so executed and delivered shall be deemed to be an original, but all of which when taken together shall constitute a single instrument. Delivery of an executed counterpart of a signature page of this Amendment by facsimile or any other electronic transmission shall be effective as delivery of a manually executed counterpart hereof.

Section 6. Applicable Law. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO ITS PRINCIPLES OR RULES OF CONFLICT OF LAWS TO THE EXTENT SUCH PRINCIPLES OR RULES ARE NOT MANDATORILY APPLICABLE BY STATUTE AND WOULD REQUIRE OR PERMIT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION.

Section 7. Headings. The headings of this Amendment are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.

Section 8. Effect of Amendment. Except as expressly set forth herein, (i) this Amendment shall not by implication or otherwise limit, impair, constitute a waiver of or otherwise affect the rights and remedies of the Lenders, the Administrative Agent, the ABL Collateral Agent or the Loan Parties under the Credit Agreement or any other Loan Document, and (ii) shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other provision of either such agreement or any other Loan Document. Each and every term, condition, obligation, covenant and agreement contained in the Credit Agreement or any other Loan Document is hereby ratified and re-affirmed in all respects and shall continue in full force and effect and nothing herein can or may be construed as a novation thereof. Each Loan Party reaffirms its obligations under the Loan Documents to which it is party and the validity, enforceability and perfection of the Liens granted by it pursuant to the Security Documents. This Amendment shall constitute a Loan Document for purposes of the Credit Agreement and from and after the Amendment No. 1 Effective Date, all references to the Credit Agreement in any Loan Document and all references in the Credit Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import referring to the Credit Agreement, shall, unless expressly provided otherwise, refer to the Credit Agreement as amended by this Amendment. Each of the Loan Parties hereby consents to this Amendment and confirms that all obligations of such Loan Party under the Loan Documents to which such Loan Party is a party shall continue to apply to the Credit Agreement, as amended hereby.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers as of the day and year first above written.

U.S. FOODSERVICE, INC.

By:	/s/ Juliette W. Pryor
Name: Juliette W. Pryor Title: Executive Vice President and Secretary

NEXT DAY GOURMET, LLC

By:	/s/ Juliette W. Pryor
Name: Juliette W. Pryor Title: Executive Vice President and Secretary

TRANS-PORTE, INC.

By:	/s/ Juliette W. Pryor
Name: Juliette W. Pryor Title: Executive Vice President and Secretary

USF NDG, LLC

By:	/s/ Juliette W. Pryor
Name: Juliette W. Pryor Title: Executive Vice President and Secretary

E & H DISTRIBUTING, LLC

By:	/s/ Juliette W. Pryor
Name: Juliette W. Pryor Title: Executive Vice President and Secretary

[Signature Page—Amendment No. 1 to the ABL Credit Agreement]

CITICORP NORTH AMERICA, INC., as Administrative Agent, ABL Collateral Agent and Issuing Lender

By:	/s/ Brendan Mackay
Name: Brendan Mackay
Title: Director

[Signature Page—Amendment No. 1 to the ABL Credit Agreement]

The undersigned hereby consents to the Amendment:

Deutsche Bank AG New York Branch (Name of Institution)

By:	/s/ Scottye Lindsey
Name: Scottye Lindsey
Title: Director

By:	/s/ Carin Keegan
Name: Carin Keegan
Title: Director

[Signature Page to Amendment]

The undersigned hereby consents to the

Amendment:

GOLDMAN SACHS LENDING PARTNERS LLC (Name of Institution)

By:
Name: Title:

By:	/s/ Robert Ehudin
Name: Robert Ehudin Title: Authorized Signatory

[Signature Page to Amendment]

The undersigned hereby consents to the

Amendment:

Harris N.A.

By:	/s/ Michael Scolaro
Name: Michael Scolaro Title: Managing Director

[Signature Page to Amendment]

The undersigned hereby consents to the

Amendment:

JPMorgan Chase Bank, N.A.

By:	/s/ Barry Bergman
Name: Barry Bergman Title: Managing Director

By:
Name: Title:

[Signature Page to Amendment]

The undersigned hereby consents to the

Amendment:

KKR Corporate Lending LLC (Name of Institution)

By:	/s/ Adam Smith
Name: Adam Smith Title: Authorized Signatory

[Signature Page to Amendment]

The undersigned hereby consents to the

Amendment:

MORGAN STANLEY SENIOR FUNDING, INC.

By:	/s/ Emily Johnson
Name: Emily Johnson Title: Vice President

By:
Name: Title:

[Signature Page to Amendment]

The undersigned hereby consents to the

Amendment:

Natixis

By:	/s/ Harold F. Birk
Name: Harold F. Birk Title: Managing Director

By:	/s/ Christian Paragot-Rieutort
Name: Christian Paragot-Rieutort Title: Director

[Signature Page to Amendment]

The undersigned hereby consents to the

Amendment:

Wells Fargo Capital Finance, LLC

By:	/s/ Reza Sabahi
Name: Reza Sabahi Title: Authorized Signatory

[Signature Page to Amendment]